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                                                                       Exhibit 5

                        [PEPPER HAMILTON LLP LETTERHEAD]

                                 March 22, 2000

Bluestone Software, Inc.
300 Stevens Drive
Philadelphia, Pennsylvania 19113

         Re:  REGISTRATION STATEMENT ON FORM S-8

Dear Sir/Madam:

         We have acted as counsel to Bluestone Software, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), relating to the offer and sale of up to an additional 3,459,672 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), issuable by the Company pursuant to awards granted or available for grant under the Company's 1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "Plan").

         In rendering this opinion, we have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Articles of Incorporation and By-Laws as currently in effect, the Plan and such other documents as we have deemed appropriate. We have not performed any independent investigation other than the document examination described above. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based on the foregoing, we are of the opinion that the shares of Common Stock issuable pursuant to awards granted or available for grant under the Plan will be, when issued and paid for in accordance with the terms of the Plan and any underlying option award agreements or letters, validly issued, fully paid and non-assessable.

         The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

         The opinion expressed herein is solely for your benefit and may be relied upon only by you.


                                  Very truly yours,

                                  /s/ Pepper Hamilton LLP
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